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                                                               EXHIBIT 10.9.29.1



                               FIRST AMENDMENT TO
                               ------------------
                      ELECTIVE DEFERRED COMPENSATION PLAN
                      -----------------------------------
                          OF H. F. AHMANSON & COMPANY
                          ---------------------------

     The Elective Deferred Compensation Plan of H. F. Ahmanson & Company, as amended and restated as of January 1, 1991 (the "Plan"), is hereby amended as follows, effective as of January 1, 1995.

                                       I.
                                       -

     Section 4.7 of the Plan is hereby amended to revise paragraph (b) thereof to read as follows:

     "(b) The Company shall pay the supplemental pension benefit to the Participant in a lump sum upon the Participant's Termination of Employment or, if the lump sum amount is more than $50,000, when the Participant's benefit commences under the HFA Retirement Plan ("Commencement Date"). The lump sum amount shall be calculated using the actuarial equivalence factors in the HFA Retirement Plan applicable to benefits accruing thereunder at the Commencement Date, or the factors in effect at the time of the HFA Retirement Plan's termination if such termination occurs prior to the Commencement Date."

                                      II.
                                      --

     Section 5.2 of the Plan is hereby amended to revise the first paragraph thereof to read as follows:

     "5.2  Form of Retirement Benefit Payment.  Retirement benefits payable
           ----------------------------------
following Normal or Early Retirement will be paid in accordance with the form of retirement benefit elected by the Participant for each Deferral Unit on an election form prescribed by the Committee for designation of form of payment. A Participant may change this election by filing a new election at any time which is more than 12 months preceding Normal or Early Retirement. Retirement benefits for a Deferral Unit will be paid in accordance with the most recent timely election made for that Deferral Unit. Any election which is not timely made will be void. Thereafter, a Participant's election will be irrevocable, except that a Participant who has elected payments in installments may request in writing payment in a lump sum, at any time after Normal or Early Retirement, of the amount of his Account for any Deferral Unit which is reasonably necessary to meet the Participant's requirements due to a Financial Hardship."

                                      III.
                                      ---

     Section 5.5 of the Plan is hereby amended to add a new paragraph at the end thereof to read as follows:

     "If a Participant has a Termination of Employment prior to the Early Distribution date which the Participant has elected for a Deferral Unit, his Account balance for the Deferral Unit
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will be paid in a lump sum upon Termination of Employment; provided, however, if
Termination of Employment is due to Normal or Early Retirement, his Account balance for the Deferral Unit will be paid in accordance with the form of retirement benefit payment which the Participant has elected for the Deferral Unit, if any, or otherwise in a lump sum upon Normal or Early Retirement."

     IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed this 16th day of November, 1995, effective as of January 1, 1995.

                              H. F. AHMANSON & COMPANY



                              By    /s/ Charles R. Rinehart
                                ---------------------------
                                Title:  Chairman of the Board and
                                           Chief Executive Officer

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